EXHIBIT 99.1

In the following discussion, “Holdco” refers to Domino’s Pizza, Inc., “Master Issuer” refers to Domino’s Pizza Master Issuer LLC and “Co-Issuers” refers to, collectively, Domino’s Pizza Master Issuer LLC, Domino’s IP Holder LLC, Domino’s Pizza Distribution LLC and Domino’s SPV Canadian Holding Company Inc.

CAPITALIZATION OF HOLDCO

The following table sets forth the cash and cash equivalents and capitalization of Holdco as of December 31, 2017 (i) on an actual basis and (ii) on an as-adjusted basis to give effect to the transactions contemplated to occur on or about April 24, 2018 (the “Closing Date”) in connection with the issuance of the Series 2018-1 Class A-2-I Notes and Series 2018-1 Class A-2-II Notes as described in the Current Report of Form 8-K to which this Exhibit is attached, including the repayment in full of the Series 2015-1 Class A-2-I Notes, as if such transactions occurred as of such date. This table should be read in conjunction with the consolidated financial statements and the accompanying notes included in Holdco’s annual report on Form 10-K for the fiscal year ended December 31, 2017.

	As of December 31, 2017
(dollars in thousands)	Actual	As-Adjusted
	(Audited)	(Unaudited)
Cash and cash equivalents(1)	$35,768	$368,268

Debt and capital lease obligations:
Series 2017-1 Class A-1 Notes(2)	—	—

Series 2015-1 Class A-2-I Notes(3)	492,500	—
Series 2015-1 Class A-2-II Notes(3)	788,000	788,000
Series 2017-1 Class A-2-I(FL) Notes(4)	299,250	299,250
Series 2017-1 Class A-2-II(FX) Notes(4)	598,500	598,500
Series 2017-1 Class A-2-III(FX) Notes(4)	997,500	997,500

Series 2018-1 Class A-2-I Notes and Series 2018-1 Class A-2-II Notes(5)	—	825,000

Capital lease obligations	5,437	5,437

Total debt and capital lease obligations(6)	$3,181,187	$3,513,687

(1)	Excludes restricted cash and cash equivalents of approximately $191.8 million.
(2)	Represents the Series 2017-1 Class A-1 Notes, which are variable funding notes that were issued by the Co-Issuers on July 24, 2017. The Series 2017-1 Class A-1 Notes, under which no amounts were drawn as of December 31, 2017, currently have a maximum outstanding principal amount of $175 million and a final legal maturity date of July 2047. The Series 2017-1 Class A-1 Notes have an expected repayment date of July 2022, with an option for up to two one-year renewals (subject to certain conditions, including a minimum debt service coverage ratio). Holdco expects the Master Issuer to have approximately $46.7 million in outstanding letters of credit, $80.0 million of outstanding principal and $48.3 million of available borrowing capacity under the Series 2017-1 Class A-1 Notes on or about the Closing Date. The Co-Issuers may use a portion of the proceeds from this offering to repay all or a portion of the amounts outstanding under the Series 2017-1 Class A-1 Notes.
(3)	The Series 2015-1 Class A-2 Notes were issued by the Co-Issuers on October 21, 2015 and have a final legal maturity of October 2045. The Series 2015-1 Class A-2-I Notes have an expected repayment date of October 2020 and the Series 2015-1 Class A-2-II Notes have an expected repayment date of October 2025. On January 25, 2018, the Co-Issuers made a payment of principal (i) with respect to the 2015-1 Class A-2-I Notes in an amount equal to approximately $1.3 million and (ii) with respect to the 2015-1 Class A-2-II Notes in an amount equal to approximately $2.0 million. The Co-Issuers are expected to use a portion of the proceeds from this offering to repay all amounts outstanding under the Series 2015-1 Class A-2-I Notes (consisting of approximately $491.3 million in aggregate principal amount as of the Closing Date and, following a scheduled prepayment of principal on April 25, 2018 in an amount of approximately $1.3 million, $490 million in aggregate principal amount on the anticipated repayment date of April 27, 2018).
(4)	The Series 2017-1 Class A-2 Notes were issued by the Co-Issuers on July 24, 2017 and have a final legal maturity of July 2047. The Series 2017-1 Class A-2-I(FL) Notes and Series 2017 Class A-2-II(FX) Notes have an expected repayment date of July 2022 and the Series 2017-1 Class A-2-III(FX) Notes have an expected repayment date of July 2027. On January 25, 2018, the Co-Issuers made a payment of principal (i) with respect to the 2017-1 Class A-2-I(FL) Notes in an amount equal to approximately $0.8 million, (ii) with respect to the Series 2017-1 Class A-2-II(FX) Notes in an amount equal to approximately $1.5 million and (iii) with respect to the 2017-1 Class A-2-III(FX) Notes in an amount equal to approximately $2.5 million.
(5)	The Series 2018-1 Class A-2 Notes will be issued on the Closing Date and will have a final legal maturity of July 2048. The Series 2018-1 Class A-2-I Notes have an expected repayment date of October 2025 and the Series 2018-1 Class A-2-II Notes have an expected repayment date of July 2027.
(6)	Represents gross debt and capital lease obligation amounts and is not inclusive of debt issuance costs.

CAPITALIZATION OF THE MASTER ISSUER

The following table sets forth the cash and cash equivalents and capitalization of the Master Issuer as of December 31, 2017 (i) on an actual basis and (ii) on an as-adjusted basis to give effect to the transactions contemplated to occur on or about the Closing Date in connection with the issuance of the Series 2018-1 Class A-2-I Notes and Series 2018-1 Class A-2-II Notes on the Closing Date, including the repayment in full of the Series 2015-1 Class A-2-I Notes, as if such transactions occurred as of such date.

	As of December 31, 2017
(dollars in thousands)	Actual	As-Adjusted
	(Audited)	(Unaudited)
Cash and cash equivalents(1)	$—	$—

Debt and capital lease obligations:
Series 2017-1 Class A-1 Notes(2)	—	—

Series 2015-1 Class A-2-I Notes(3)	492,500	—
Series 2015-1 Class A-2-II Notes(3)	788,000	788,000
Series 2017-1 Class A-2-I(FL) Notes(4)	299,250	299,250
Series 2017-1 Class A-2-II(FX) Notes(4)	598,500	598,500
Series 2017-1 Class A-2-III(FX) Notes(4)	997,500	997,500
Series 2018-1 Class A-2-I Notes and Series 2018-1 Class A-2-II Notes(5)	—	825,000

Capital lease obligations	4,899	4,899

Total debt and capital lease obligations(6)	$3,180,649	$3,513,149

(1)	Excludes restricted cash and cash equivalents of approximately $191.8 million.
(2)	Represents the Series 2017-1 Class A-1 Notes, which are variable funding notes that were issued by the Co-Issuers on July 24, 2017. The Series 2017-1 Class A-1 Notes, under which no amounts were drawn as of December 31, 2017, currently have a maximum outstanding principal amount of $175 million and a final legal maturity date of July 2047. The Series 2017-1 Class A-1 Notes have an expected repayment date of July 2022, with an option for up to two one-year renewals (subject to certain conditions, including a minimum debt service coverage ratio). The Master Issuer expects to have approximately $46.7 million in outstanding letters of credit, $80.0 million of outstanding principal and $48.3 million of available borrowing capacity under the Series 2017-1 Class A-1 Notes on or about the Closing Date. The Co-Issuers may use a portion of the proceeds from this offering to repay all or a portion of the amounts outstanding under the Series 2017-1 Class A-1 Notes.
(3)	The Series 2015-1 Class A-2 Notes were issued by the Co-Issuers on October 21, 2015 and have a final legal maturity of October 2045. The Series 2015-1 Class A-2-I Notes have an expected repayment date of October 2020 and the Series 2015-1 Class A-2-II Notes have an expected repayment date of October 2025. On January 25, 2018, the Co-Issuers made a payment of principal (i) with respect to the 2015-1 Class A-2-I Notes in an amount equal to approximately $1.3 million and (ii) with respect to the 2015-1 Class A-2-II Notes in an amount equal to approximately $2.0 million. The Co-Issuers are expected to use a portion of the proceeds from this offering to repay all amounts outstanding under the Series 2015-1 Class A-2-I Notes (consisting of approximately $491.3 million in aggregate principal amount as of the Closing Date and, following a scheduled prepayment of principal on April 25, 2018 in an amount of approximately $1.3 million, $490 million in aggregate principal amount on the anticipated repayment date of April 27, 2018).
(4)	The Series 2017-1 Class A-2 Notes were issued by the Co-Issuers on July 24, 2017 and have a final legal maturity of July 2047. The Series 2017-1 Class A-2-I(FL) Notes and Series 2017 Class A-2-II(FX) Notes have an expected repayment date of July 2022 and the Series 2017-1 Class A-2-III(FX) Notes have an expected repayment date of July 2027. On January 25, 2018, the Co-Issuers made a payment of principal (i) with respect to the 2017-1 Class A-2-I(FL) Notes in an amount equal to approximately $0.8 million, (ii) with respect to the Series 2017-1 Class A-2-II(FX) Notes in an amount equal to approximately $1.5 million and (iii) with respect to the 2017-1 Class A-2-III(FX) Notes in an amount equal to approximately $2.5 million.
(5)	The Series 2018-1 Class A-2 Notes will be issued on the Closing Date and will have a final legal maturity of July 2048. The Series 2018-1 Class A-2-I Notes have an expected repayment date of October 2025 and the Series 2018-1 Class A-2-II Notes have an expected repayment date of July 2027.
(6)	Represents gross debt and capital lease obligation amounts and is not inclusive of debt issuance costs.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

AND OTHER DATA OF HOLDCO

Set forth below is selected historical consolidated financial information and other data of Holdco at the dates and for the periods indicated. The selected historical financial information and other data as December 29, 2013, December 28, 2014, January 3, 2016, January 1, 2017 and December 31, 2017 and for the fiscal years ended December 29, 2013, December 28, 2014, January 3, 2016, January 1, 2017 and December 31, 2017 have been derived from Holdco’s audited consolidated financial statements. The audited consolidated financial statements for each of the fiscal years ended December 29, 2013, December 28, 2014, January 3, 2016, January 1, 2017 and December 31, 2017 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm.

The selected historical consolidated financial information and other data should be read in conjunction with Capitalization of Holdco” and with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the accompanying notes included in Holdco’s annual report on Form 10-K for the fiscal year ended December 31, 2017.

	Fiscal Years Ended
(dollars in thousands)	December 29, 2013	December 28, 2014	January 3, 2016	January 1, 2017	December 31, 2017
Income Statement Data:
Revenues
Domestic Company-Owned Stores	$337,414	$348,497	$396,916	$439,024	$490,846
Domestic Franchise	212,369	230,192	272,808	312,260	351,387

Domestic Stores	549,783	578,689	669,724	751,284	842,233
Supply Chain	1,118,873	1,262,523	1,383,161	1,544,345	1,739,038
International Franchise	133,567	152,621	163,643	176,999	206,708

Total Revenues	1,802,223	1,993,833	2,216,528	2,472,628	2,787,979

Cost of Sales	1,253,249	1,399,067	1,533,397	1,704,937	1,921,988

Operating Margin	$548,974	$594,766	$683,131	$767,691	$865,991

General and Administrative Expense	235,163	249,405	277,692	313,649	344,759

Income from Operations	$313,811	$345,361	$405,439	$454,042	$521,232

Other Financial Data:
Holdco EBITDA(1)	$339,594	$381,149	$437,873	$492,182	$565,601
Holdco Adjusted EBITDA(1)	$361,948	$397,629	$456,672	$511,609	$583,788
Holdco Adjusted EBITDAR(1)	$402,153	$440,610	$502,767	$561,556	$641,715
Depreciation and Amortization	$25,783	$35,788	$32,434	$38,140	$44,369

Cash Flow Data:
Net Cash Provided by Operating Activities	$193,989	$192,339	$291,786	$287,273	$339,036
Capital Expenditures	40,387	70,093	63,282	58,555	90,011

Holdco Free Cash Flow(2)	$153,602	$122,246	$228,504	$228,718	$249,025

(dollars in thousands)	As of December 29, 2013	As of December 28, 2014	As of January 3, 2016	As of January 1, 2017	As of December 31, 2017
Balance Sheets Data:
Cash and Cash Equivalents(3)	$14,383	$30,855	$133,449	$42,815	$35,768
Restricted Cash and Cash Equivalents	$125,453	$120,954	$180,940	$126,496	$191,762
Working Capital(3)	$(28,524)	$41,799	$45,714	$(34,321)	$(10,267)
Property, Plant and Equipment, Net	$97,584	$114,046	$131,890	$138,534	$169,586
Total Assets	$496,562	$596,333	$799,845	$716,295	$836,753
Total Debt Net of Debt Issuance Cost(4)	$1,507,750	$1,501,164	$2,240,793	$2,187,877	$3,153,814
Total Liabilities	$1,786,764	$1,815,798	$2,600,096	$2,599,438	$3,572,137

(1)	Holdco EBITDA, Holdco Adjusted EBITDA and Holdco Adjusted EBITDAR are non-GAAP financial measures. The following table sets forth a reconciliation of Holdco EBITDA, Holdco Adjusted EBITDA and Holdco Adjusted EBITDAR to net income.
(2)	Holdco Free Cash Flow is a non-GAAP financial measure.
(3)	Excludes restricted cash and cash equivalents.
(4)	Includes current portion.

	Fiscal Years Ended
(dollars in thousands)	December 29, 2013	December 28, 2014	January 3, 2016	January 1, 2017	December 31, 2017
Reconciliations:
Net income	$142,985	$162,587	$192,789	$214,678	$277,905
Interest expense, net	88,712	86,738	99,224	109,384	121,079
Provision for income taxes	82,114	96,036	113,426	129,980	122,248
Depreciation and amortization	25,783	35,788	32,434	38,140	44,369

Holdco EBITDA	$339,594	$381,149	$437,873	$492,182	$565,601

Adjustments (less) plus:
Non-cash compensation expense	21,987	17,587	17,623	18,564	20,713
Loss (gain) on disposal of assets	367	(1,107)	316	863	(3,148)
Other adjustments	—	—	860	—	622

Holdco Adjusted EBITDA	$361,948	$397,629	$456,672	$511,609	$583,788

Rent Expense	40,205	42,981	46,095	49,947	57,927

Holdco Adjusted EBITDAR	$402,153	$440,610	$502,767	$561,556	$641,715

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